                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                               NORAM ENERGY CORP.
                                 P. O. BOX 2628
                              HOUSTON, TEXAS 77252

[NORAM ENERGY CORP. LOGO]                                          April 9, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of NorAm Energy Corp. to be held in the Granger A Room of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on Tuesday, May 13, 1997, at 2:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting there will be a brief report on the operations of the Company. After the business of the meeting has been concluded, stockholders will be given the opportunity to ask questions.

     As you know, in August 1996, the Company signed an Agreement and Plan of Merger with and among Houston Industries Incorporated, Houston Lighting & Power Company and HI Merger, Inc. The Agreement and Plan of Merger is expected to result in the merger of the Company into a wholly owned subsidiary of Houston Industries Incorporated. If the consummation of the merger occurs prior to the scheduled date of the Company's Annual Meeting, the Annual Meeting will not be held since Company common stock will no longer be outstanding after the effective time of the merger.

     It is important that your shares be represented at the meeting. Please mark, sign, date and return promptly the enclosed proxy in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. I look forward to seeing you at the Annual Meeting.

                                            /s/ T. MILTON HONEA
                                            T. MILTON HONEA
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                               NORAM ENERGY CORP.
                                 P. O. BOX 2628
                              HOUSTON, TEXAS 77252

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 13, 1997

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of NorAm Energy Corp., (the "Company") a Delaware Corporation, will be held in the Granger A Room of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m., local time, on Tuesday, May 13, 1997.

     This meeting is being held for the following purposes:

     Proposals of the Board of Directors

          (1) To elect a Board of 12 directors;

     Other

          (2) To transact any other business that properly comes before the meeting.

     Only stockholders of record at the close of business on March 25, 1997, will be entitled to notice of or to vote at the meeting. Whether or not you plan to be present at the meeting, please mark, sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience.

     As you know, in August 1996, the Company signed an Agreement and Plan of Merger with and among Houston Industries Incorporated, Houston Lighting & Power Company and HI Merger, Inc. The Agreement and Plan of Merger is expected to result in the merger of the Company into a wholly owned subsidiary of Houston Industries Incorporated. If the consummation of the merger occurs prior to the scheduled date of the Company's Annual Meeting, the Annual Meeting will not be held since Company common stock will no longer be outstanding after the effective time of the merger.

                                            By Order of the Board of Directors

                                            HUBERT GENTRY, JR.
                                            Secretary

Houston, Texas
April 9, 1997

                                   IMPORTANT

     WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

[NORAM ENERGY CORP. LOGO]

                               NORAM ENERGY CORP.
                                 P.O. BOX 2628
                              HOUSTON, TEXAS 77252

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 13, 1997

     This Proxy Statement is furnished to stockholders of NorAm Energy Corp. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on May 13, 1997 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is April 9, 1997.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy will be borne by the Company. To assist in the solicitation of proxies, the Company has engaged Georgeson & Co., Inc. for a fee not to exceed $10,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company, who will receive no additional compensation therefor.

     The accompanying proxy, if properly executed by a stockholder entitled to vote, will be voted at the Annual Meeting, but may be revoked at any time before the vote is taken. A proxy may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing before the proxy is exercised, or by delivering to the Secretary of the Company a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The close of business on March 25, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 137,995,823 shares of common stock, $0.625 par value per share (the "Common Stock"). See "Voting."

     The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 1996 and the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for its most recent fiscal year have been mailed with this Proxy Statement to all stockholders. The Annual Report to Stockholders and the Annual Report on Form 10-K are not a part of the proxy solicitation materials.

                                     VOTING

     Each holder of record of Common Stock at the close of business on March 25, 1997, is entitled to one vote for each share of such Common Stock outstanding in such holder's name on the books of the Company on such date; provided, however, that in the election of directors, cumulative voting is permitted so that each such holder, in person or by proxy, has a number of votes equal to the number of shares of Common Stock outstanding in such holder's name on the record date multiplied by the number of directors to be elected. A stockholder may cast all such votes for a single nominee for director or may distribute them among any two or more of them as such stockholder sees fit. A stockholder may, in the manner set forth on the enclosed proxy, instruct the proxy holders not to vote such stockholder's shares for one or more of the named nominees. Abstentions from voting in the election of directors are not included in determining the outcome. If a stockholder wishes to cast such cumulative votes other than pro rata, such stockholder should clearly indicate on the proxy the number of votes such stockholder wishes to cast for each nominee. By virtue of cumulative voting, the proxy holders will have 12 votes for each share held by each stockholder granting his or her proxy (unless voting authority is withheld) and proxy holders could likely offset a particular stockholder's instruction not to vote for one or more of the nominees or his exercise of cumulative voting by the use of votes granted in other proxies. Pursuant to the Company's By-Laws, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an annual meeting of stockholders if notice in writing of such stockholder's intent has been delivered to or mailed and received at the office of the Secretary of the Company no later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company.

     Shares represented by a properly signed and returned proxy will be voted as specified by the stockholder. If a proxy is signed and returned, but no specification is made, the shares represented by such proxy will be voted "FOR" all the listed nominees for director.

     The approval and adoption of Proposal No. 1 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions are not counted as votes "for" or "against" a proposal, but are counted in determining the number of shares of Common Stock present or represented by proxy at the meeting.

     The following table sets forth certain information concerning each person known to be a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of March 25, 1996:

                    NAME AND ADDRESS OF                      NUMBER OF     PERCENTAGE OF
                     BENEFICIAL OWNER                          SHARES          CLASS
                    -------------------                      ----------    -------------
Ryback Management Corporation..............................   7,148,166         5.21%
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105

     The foregoing information relating to Ryback Management Corporation is based upon a Schedule 13G filing for the year ended December 31, 1996 filed with the SEC on January 27, 1997 by Ryback Management Corporation. According to the
Schedule 13G, Ryback Management Corporation has sole voting and dispositive power of all 7,148,166 shares. The shares of Common Stock are held for the accounts of clients.

                      ELECTION OF DIRECTORS AND BENEFICIAL
              OWNERSHIP OF COMMON STOCK FOR OFFICERS AND DIRECTORS

     Unless otherwise indicated on the proxy, the proxyholders will vote the shares represented by such proxy for the election of each of the nominees listed below, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified. The form of proxy solicits and the proxyholders reserve the right to vote such proxies cumulatively and for the election of less than all of the nominees for director. If for any reason any nominee shall be unavailable for election to the Board of Directors, the holders of proxies will vote for a substitute.

     The 12 nominees who receive the most affirmative votes will be elected directors of the Company.

NOMINEES

     All of the nominees are members of the present Board of Directors, and, except for Mr. Weldon Johnson, were elected by the stockholders at the 1996 annual meeting.

     The following table sets forth certain additional information regarding the nominees including the amount and percent of equity securities of the Company beneficially owned, directly or indirectly, as of the record date for the annual meeting, by the nominees, by the executive officers named in the Summary Compensation Table (the "Named Executives", see "Executive Compensation"), as well as by the directors and executive officers as a group. Unless otherwise indicated, each nominee has held his or her current position for more than the last five years.

                                                                                  SHARES OF
                                                                                    COMMON
                                                                 FIRST BECAME       STOCK
                      NOMINEE AND                                 A DIRECTOR     BENEFICIALLY
                BIOGRAPHICAL SUMMARY(1)                   AGE   OF THE COMPANY     OWNED(2)
                -----------------------                   ---   --------------   ------------
Michael B. Bracy........................................  55         1992           167,690
  Mr. Bracy has been Executive Vice President &
  Principal Financial Officer of the Company since
  October, 1991. He was Executive Vice President of the
  Company and chief Executive Officer of Arkla Pipeline
  Group, a division of the Company from December, 1989
  until October, 1991. He is a director of Itron, Inc.
  of Spokane, Washington.
Joe E. Chenoweth........................................  61         1990            10,660
  Mr. Chenoweth was Senior Corporate Vice President,
  International, Honeywell Inc., a multinational
  advanced technology company, Minneapolis, Minnesota,
  from December, 1990 until his retirement on December
  31, 1992. Prior to that, he served Honeywell Inc. in
  other executive positions. Mr. Chenoweth is a member
  of the Board of Directors of Deaconess Billings Clinic
  Health System, a non-profit organization.
O. Holcombe Crosswell...................................  56         1988            10,133(3)
  Mr. Crosswell is President of Griggs Corporation, a
  real estate and investment company in Houston, Texas.

                                                                                  SHARES OF
                                                                                    COMMON
                                                                 FIRST BECAME       STOCK
                      NOMINEE AND                                 A DIRECTOR     BENEFICIALLY
                BIOGRAPHICAL SUMMARY(1)                   AGE   OF THE COMPANY     OWNED(2)
                -----------------------                   ---   --------------   ------------
Walter A. DeRoeck.......................................  54         1986            15,562
  Mr. DeRoeck currently serves as President and CEO of
  DBJ Interests, Inc., a private investment business. In
  addition, he serves as principal in Westlake Capital
  Group, a limited partnership focusing on acquisitions
  and private placements in mid-market companies. From
  1992 to 1995, he was Chairman of the Board of Susan
  Crane, Inc., a privately held company which
  manufactured gift wrapping and decorating products.
  Prior to that, he was Chairman of the Board and Chief
  Executive Officer for Union National Bank of Texas,
  Austin, Texas from February, 1991 until May, 1993. Mr.
  DeRoeck is a member of the Board of St. Edward's
  University, Austin, Texas.
Mickey P. Foret.........................................  51         1995             3,398
  Mr. Foret has been the President and on the Board of
  Directors of Atlas Air since 1996. Prior to that, he
  was Executive Vice President and Chief Financial
  Officer of Northwest Airlines, Inc. from September
  1993 to 1996. He was Senior Vice President, Planning &
  Finance of Northwest Airlines, Inc. from December 1992
  to September 1993. Prior to that, he was President and
  Chief Executive Officer of KLH Computers, Inc. from
  June 1992 to September 1992. Since October of 1990 he
  has also served as the President of KLC, Inc., a
  privately owned real estate development and
  construction company.
Joseph M. Grant.........................................  58         1995             6,398
  Mr. Grant is the Executive Vice President and Chief
  Financial Officer of Electronic Data Systems
  Corporation ("EDS"), and has been with EDS since
  December 1990. He is on the Board of Directors of
  American Eagle Group, Incorporated and Heritage Media
  Corporation. Prior to December 1990, Mr. Grant was
  Executive Vice President of American General
  Corporation.
Robert C. Hanna.........................................  68         1989            31,848(4)
  Mr. Hanna was President and Chief Executive Officer of
  Imperial Holly Corporation, Sugar Land, Texas and
  Chairman of Holly Sugar Corporation, Colorado Springs,
  Colorado, prior to his retirement on September 30,
  1993. He is also currently serving as Chairman of The
  George Foundation and Chairman of the Memorial/Sisters
  of Charity Health Network.
W. Jeffrey Hart.........................................  55         1995            11,615
  Mr. Hart was President of MAPCO Petroleum Inc. from
  November 1986 to November 1996. MAPCO Petroleum is a
  division of Mapco Inc. He was also a Senior Vice
  President of MAPCO Inc.

                                                                                  SHARES OF
                                                                                    COMMON
                                                                 FIRST BECAME       STOCK
                      NOMINEE AND                                 A DIRECTOR     BENEFICIALLY
                BIOGRAPHICAL SUMMARY(1)                   AGE   OF THE COMPANY     OWNED(2)
                -----------------------                   ---   --------------   ------------
T. Milton Honea.........................................  64         1992           502,535
  Mr. Honea has been Chairman of the Board and Chief
  Executive Officer of the Company since December 1992.
  He was Vice Chairman of the Board from July 1992
  through December 1992. He was Executive Vice President
  of the Company from October 1991 until July 1992. He
  was President & Chief Operating Officer of Arkansas
  Louisiana Gas Company, a division of the Company from
  October, 1984 to October, 1991.
Weldon H. Johnson.......................................  59         1996               676
  Mr. Johnson was Senior Vice President of The Coca-Cola
  Company from 1987 to 1996 and was President of their
  Latin America Group. Mr. Johnson is a member of the
  Board of Directors of Milton National Bank,
  Panamerican Beverages, Coca-Cola Femsa and Grupo
  Contal.
Myra Jones..............................................  61         1981             9,458
  Mrs. Jones is a Partner of Human Investment
  Counselors, Little Rock, Arkansas, and the owner of
  The Hunter, a personalized shopping service in Little
  Rock, Arkansas.
Bruce W. Wilkinson......................................  52         1996             3,127
  Mr. Wilkinson is the former Chairman and Chief
  Executive Officer of CRSS Incorporated, a
  Houston-based, independent power and industrial energy
  company and had been with CRSS since 1978. He served
  as President and CEO from 1982 through 1989 and as
  Chairman and CEO from 1989 through 1995. From July
  1996 through December, 1996, Mr. Wilkinson served as a
  Board Member and Interim President/CEO of Proler
  International, Inc., a NYSE Company engaged in ferrous
  and non-ferrous scrap recycling. Proler was acquired
  in December, 1996 by Schnitzer Industries, Inc.
Named Executives who are not nominees
     Hubert Gentry, Jr..................................                             71,938
     William A. Kellstrom...............................                            147,616
     Charles M. Oglesby.................................                            196,905
All directors and executive officers as a group (23
  persons)..............................................                          1,586,748(5)(6)

---------------

(1) All directors and executive officers of the Company may be reached through the Company at NorAm Energy Corp., P.O. Box 2628, Houston, Texas 77252.

(2) Represents less than 1% of the shares outstanding for each nominee and for each Named Executive.

(3) Includes 4,600 shares owned by a corporation of which Mr. Crosswell is president. Mr. Crosswell shares voting and investment power in these shares.

(4) Includes 1,602 shares owned by his stepson, as to which Mr. Hanna does not possess any voting or investment power and as to which he disclaims beneficial ownership.

(5) Represents approximately 1.15% of the shares outstanding as of March 25, 1997.

(6) Includes 581,058 shares of Common Stock for which certain executive officers of the Company have the right to acquire beneficial ownership within 60 days by exercise of options granted under the Company's stock option plans and Incentive Equity Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company has procedures to assist its directors and officers in complying with Section 16(a) of the Securities Exchange Act of 1934, including assisting the officers and directors in preparing forms for filing. Mr. Honea made two gifts of Company common stock and in one instance inherited Company common stock, but did not report the transactions timely. Mr. Rick Spurlock, Senior Vice President, Human Resources, of the Company purchased common stock during 1995 through the Company's Dividend Reinvestment Plan but did not report the purchases timely. Mr. Rollie Bohall, Senior Vice President of NorAm Energy Management, Inc., had one transaction in the Company's Employee Savings and Investment Plan that was not reported timely.

ORGANIZATION OF THE BOARD OF DIRECTORS

     During 1996, the Company's Board of Directors held a total of eight regularly scheduled and special meetings. Messrs. Grant and Johnson attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during 1996 while they were a member, and (2) the total number of meetings held by all committees of the Board on which each served (during the period each served). During 1996, directors who were not officers or employees of the Company or a subsidiary received an annual retainer of $24,000, $1,000 for each meeting of the Board attended, $500 for participation in telephonic board meetings, $500 for attendance at meetings of committees of the Board held on the same day as Board meetings and $1,000 per meeting for committee meetings held on any other day. Committee Chairmen also received an annual retainer of $2,000 except for the Chairman of the Governance Committee, Mr. Hanna, who in July began receiving a monthly retainer of $1,000 for serving as Chairman of such committee. One-half of the annual retainer that each nonemployee director received and one-half of the retainer Committee Chairmen received was paid in restricted Common Stock of the Company. This restricted stock vests one-third each year over three years. Directors were reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings. Officers and employees of the Company are not compensated for serving on the Board of Directors or any of the Board committees.

     To encourage greater stock ownership by directors the Company maintains stock ownership guidelines for its nonemployee directors. The guidelines suggest that nonemployee directors should own Company Common Stock equal in value to five times their annual retainer and that directors should strive to meet these guidelines within five years of the inception of the guidelines, or for new directors within five years of the time such directors join the board. These guidelines were instituted in 1994.

     The Company has a mandatory director retirement age qualification and a retirement plan for nonemployee directors (the "Director Retirement Plan"). The mandatory director retirement age qualification states that a director will not be eligible to stand for election as a director at any annual or special meeting of stockholders that occurs after such director's 70th birthday.

     The Director Retirement Plan provides a retirement benefit to any nonemployee director who has served as a nonemployee director for at least five
(5) years and who serves as a director on or after the effective date of the Director Retirement Plan. The Director Retirement Plan will pay an annual benefit equal to the annual cash retainer in effect at the time of the director's retirement, provided such director retires from service as a director no later than the next annual meeting of stockholders following his or her 70th birthday. Payment of the benefit will commence on the first day of the month following the later of the month in which the director attains age 65 or the month of the director's retirement and will be paid annually to the Director for a number of years equal to the director's full years of service but in no event for more than ten (10) years.

     - Audit Committee. The Company has a standing Audit Committee which currently consists of Mr. Crosswell, Mr. DeRoeck, Mr. Foret, Mr. Grant and Ms. Jones. The functions of the Audit Committee include recommending each year to the Board of Directors the engagement of a firm of independent accountants for the Company and its subsidiaries; reviewing the proposed scope of the audit, the reports to be rendered and the fees to be charged by the Company's independent accountants; reviewing the annual financial statements and the results of the audit with management and the independent accountants; reviewing with management and the independent accountants the recommendations made, if any, by the independent accountants with respect to significant changes in accounting policies, procedures and internal controls; and holding themselves available to meet with the independent auditors to resolve matters that arise in connection with the audit if and when it should become necessary. During 1996 the Audit Committee held three meetings.

     - Compensation and Benefits Committee. The Company has a standing Compensation and Benefits Committee which currently consists of Mr. Chenoweth, Mr. Crosswell, Mr. DeRoeck, Mr. Hanna and Mr. Hart. The Compensation and Benefits Committee considers and recommends, to the Board of Directors, salary schedules and other forms of compensation for the officers and directors of the Company. During 1996 the Compensation and Benefits Committee held seven meetings.

     - Governance Committee. The Company has a standing Governance Committee which currently consists of all the nonemployee directors. This Committee is responsible for recommending to the Board of Directors nominees for election as directors. During 1996 the Governance Committee held four meetings. This committee also has responsibility for, among other things, Chief Executive Officer evaluation, assessment of director performance and committee assignments and formulating and maintaining the Corporate Governance Guidelines.

     - Environmental Committee. The Company has a standing Environmental Committee which currently consists of Mr. Hart, Mr. Hanna, Mr. Johnson and Mr. Wilkinson. The Environmental Committee is responsible for formulating and monitoring the Company's environmental policies. During 1996 the Environmental Committee held one meeting.

     - Investment Committee. The Company has a standing Investment Committee which currently consists of Mr. Chenoweth, Mr. Foret, Mr. Grant, Mr. Johnson and Ms. Jones. The Investment Committee considers and recommends to the Board of Directors actions with respect to the Company's Retirement and Pension Plans, including recommendations regarding plan trustees and investment managers. During 1996 the Investment Committee held two meetings.

                1996 COMPENSATION AND BENEFITS COMMITTEE REPORT

     The Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of the Company has prepared the following report regarding 1996 executive compensation. The Compensation Committee, which is composed entirely of nonemployee directors, is responsible for all components of the Company's officer compensation programs and some aspects of non-officer compensation. This report describes the basis on which 1996 compensation determinations were made by the Compensation Committee with respect to the Company's executive officers, including the Named Executives. The Compensation Committee works closely with the entire board in the execution of its duties. This report is required by rules established by the SEC and provides specific information regarding compensation for NorAm's Chairman and Chief Executive Officer and for the four other most highly compensated executive officers, as well as compensation information about all executive officers of the Company.

                  EXECUTIVE COMPENSATION POLICY AND PHILOSOPHY

     The Company's executive compensation programs are based on the following guiding principles:

     - Pay-for-Performance -- To this end, the Company has placed considerable emphasis on incentive compensation programs which reward executives for the achievement of specific operating and financial objectives and for total shareholder returns.

     - Pay Competitiveness -- the Company believes it must offer competitive total compensation opportunities in order to attract, motivate, and retain executive talent. The Company's philosophy is to target the market median (50th percentile) for all elements of executive compensation. The Company determines competitive levels of compensation using published compensation surveys, information obtained from independent compensation consultants, and an analysis of compensation data contained in the proxy statements for the 17 industry peer companies included in the Company's Total Shareholder Return Graph. The information obtained from published surveys and compensation consultants is distinct from the proxy peer group data, and the companies included in these analyses are not explicitly included in the Total Shareholder Return Graph. The published survey data and consultant data reflect general industry companies with revenues comparable to the Company and natural gas companies of all sizes.

     - Executive Stock Ownership -- The Company believes that a significant portion of each executive's compensation and wealth accumulation opportunities should be tied to the Company's stock price and dividend performance. As a result, the Company has established stock ownership guidelines for its officers. Under these guidelines, executives are given 5 years to meet certain stock ownership levels. The Company also provides a significant portion of its executive compensation in the form of stock-based compensation.

                           DESCRIPTION OF THE CURRENT
                         EXECUTIVE COMPENSATION PROGRAM

     This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above.

BASE SALARY PROGRAM

     The Company's base salary levels are determined based on market compensation rates, each employee's performance over time and each individual's role in the Company. Salaries for executives as a group are reviewed annually considering a variety of factors, including individual performance, general levels of market salary increases, and the Company's overall financial results (as described in detail in the "Annual Incentive Plan" section of this report). All salary increases are granted within a pay-for-performance framework. Also, performance is assessed qualitatively and no specific weighting is attached to performance factors considered for each executive or the Company for base salary determinations. Further, salary adjustments are not affected by any contractual requirements. The Company's actual base salaries for executives are generally consistent with the Company's philosophy of targeting the market median.

ANNUAL INCENTIVE PLAN

     The Company's annual incentive plan is intended to (1) reward key employees based on Company, business unit, and individual performance; (2) motivate key employees; and (3) provide competitive cash compensation opportunities to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the most recently completed fiscal year. For 1996, corporate performance measures in the annual incentive plan included earnings per share from continuing operations, return on capital employed and net cash flow from continuing operations.

     These measures are weighted equally for the corporate component of the annual incentive. Business unit performance measures in 1996 included (in addition to the measures cited above) expense management, operating income, net cash flow (before dividends) and return on capital employed. These measures are weighted equally for the business unit component of the annual incentive. Further, for senior corporate executives (including the Named Executives) the executive's contribution to overall corporate success is assessed as part of the plan. This assessment is made using a subjective review of performance by the Chief Executive Officer, considering but not limited to such factors as teamwork and cooperation.

     For corporate positions below the senior executive level, the size of the annual incentive funding pool is determined based 100% on corporate financial performance (using the measures cited above). For business unit positions below the senior executive level, 50% of the annual incentive funding pool is based on corporate performance and 50% is based on business unit performance. For both corporate positions and business unit positions, individual performance factors are used to allocate the fund pools among participants in a non-formula fashion without any specific goal weightings. For senior executives, corporate performance is weighted 40%, business unit performance is weighted 40%, and overall corporate contributions made by the individual are weighted 20%. As a result of the pending merger with Houston Industries, the Committee revised its usual practice regarding the payout of annual incentive awards using a combination of cash and stock, to one that provides for 1996 awards to be paid in all cash.

     Annual incentive opportunities are targeted at the market median. For 1996, annual incentive awards actually earned were generally at opportunity levels for corporate positions since the Company performed at an outstanding level on the measures described above. For business unit positions, actual awards ranged from above target to opportunity levels depending on the business unit, since these business units varied in their performance against the goals cited above.

LONG-TERM INCENTIVES

     The Company believes that its executives should have an ongoing stake in the success of the business. The Company also believes these key employees should have a considerable portion of their total compensation based on stock price performance, since stock related compensation is directly tied to stockholder value.

     Long-term incentive award opportunities are provided in 2 forms: stock options and performance based restricted stock. Award opportunities under these two programs, combined, are targeted at the market median.

     Stock options provide a strong tie between pay and performance, since executives only realize value from stock options if the Company's share price rises after the date of grant. All stock options in 1996 were granted at 100% of fair market value and vest at a rate of one-third per year over 3 years.

     The performance based restricted stock grants made in 1996 (as in prior years) provide compensation based on both the performance of the Company and the continued employment of the officer. This means that shares of restricted stock are earned (or vested) by the officer when the Company achieves certain performance objectives (at least at a threshold level) which are set by the Committee. Also, the officer must generally remain in the employ of the Company for the specified period of time. Grants made under the plan in 1996 were (at the time of grant) designed to vest based on the Company's earnings per share performance relative to a 3-year strategic plan. This measure was selected to increase executive focus on the need to improve the level of earnings in order to build shareholder value. Dividend payments on performance based restricted stock are also paid on those target restricted shares that ultimately vest. Dividend payments on earned performance based restricted stock are intended to reward executives for maximizing total shareholder returns.

     Under the terms of the Restricted Stock and Stock Option Agreements, the merger agreement between the Company and Houston Industries resulted in a change in control for all officers of the Company other than officers who have entered into an individual severance agreement with the Company. Because of the change in control, all vesting restrictions in place for Cycle VII (which concluded at the end of 1996), Cycle VIII and Cycle IX expired in 1996, and awards were paid for these Cycles at the opportunity level, in accordance with the officers' restricted stock agreements. In addition, all previously unvested stock options awarded to the officers for such Cycles became immediately exercisable. For those officers of the Company with individual severance agreements, Cycle VII restricted stock awards were paid in 1997 at the opportunity level based on the actual performance of the Company. Upon final regulatory approval of the pending merger with Houston Industries, the vesting restrictions for Cycles VIII and IX will expire for these officers, and awards will be paid at the opportunity level, pursuant to the terms of their severance agreements. All previously unvested stock options awarded to these officers for such Cycles will also become immediately exercisable upon such final regulatory approval.

STOCK OWNERSHIP GUIDELINES

     In order to encourage greater executive stock ownership, the Company has maintained stock ownership guidelines for its officers. These guidelines were intended to strengthen the link between executive and stockholder interests. The level of ownership specified under the guidelines ranges from about 75% to 150% of historic base salary depending on the level of the officer. It should be noted that these guidelines were established as a fixed number of shares based on a November 1993 share price and that it is suggested that officers meet these ownership guidelines within five years.

                             1996 CEO COMPENSATION

     In 1996, the Committee attempted to target the CEO's total direct compensation at the market 50th percentile for general industry and pipeline companies in the energy industry that are comparable in size to the Company, with size measured by revenues. The Committee continued to focus much of the CEO's compensation on stock-based compensation.

     To this end, the CEO's compensation program was structured as follows in 1996:

     - Base Salary -- The CEO's 1996 base salary was provided in 2 forms: (1) a time vested restricted stock grant and (2) an amount equal to the estimated tax and benefit liability for the CEO on the restricted stock grant with such amount being withheld to satisfy such liabilities (the "Withholding Amount"). It should be noted that the salary figures shown in the Summary Compensation Table for 1996 are reflective of just the Withholding Amount portion of base salary. The value, at the date of grant, of the restricted stock granted to Mr. Honea in 1996 in lieu of a portion of his base salary is disclosed under the Restricted Stock Award column of the Summary Compensation Table (and is described in greater detail below). The CEO's base salary was determined with reference to market data on CEO's salaries within the industry, market data on CEO salaries in general industry and a review of Mr. Honea's performance (which was conducted subjectively based on progress in implementing the Company's strategic plan and various operating initiatives). These performance criteria were not weighted by the Committee. Mr. Honea's actual base salary (including the Withholding Amount and the time vested restricted stock grants) is consistent with the market median for general industry and pipeline industry companies with similar revenues.

     - Other Stock Based Compensation -- In lieu of a portion of his base salary (as mentioned above) the CEO received a grant of restricted stock covering the January through December 1996 period. The structure of the CEO's compensation program in 1996 provided for the CEO to receive, in lieu of a portion of his base salary, a grant of 10,014 shares of time vested restricted stock on the first day of each 1996 fiscal year quarter, with the transferability restrictions lapsing 6 months following the grant date. During this restriction period, the value of the CEO's restricted stock varied based on the Company's stock price performance. In addition to the number of restricted shares granted in lieu of base salary, the Committee also chose to provide the CEO with additional grants of 6,650 and 6,700 restricted shares vesting at a rate of one-third per year over 3 years. These additional share grants were intended to enhance the competitiveness of the CEO's total pay package and to position his targeted total direct pay closer to the market median for pipeline and general industry companies. Accumulated dividends were paid on restricted stock for the CEO after the transferability restriction period in order to reward the CEO based on total shareholder return performance. Also, since the price of the Company's stock rose subsequent to the date the number of shares of restricted stock was determined, the CEO's actual base salary (Withholding Amount plus time vested restricted stock) was above targeted market median levels (which is aligned with the increase in share price enjoyed by shareholders).

      Because of the pending merger with Houston Industries, the Committee elected to discontinue the method of paying the CEO's base salary using time-vested restricted stock. Instead, Mr. Honea's 1997 base salary will be paid in cash.

    - Annual Incentive -- The CEO's actual annual incentive for the 1996 performance year was $725,000. All of this annual incentive was paid in cash in light of the pending merger with Houston Industries. The value of this award was at opportunity level since the Company's performance, based on the corporate performance objectives discussed under the annual incentive plan above, was outstanding for the year.

    - Long-Term Incentives -- In 1996, the CEO received a grant of performance-based restricted stock under the Incentive Equity Plan. The performance sensitivity of this program is tied to corporate performance on the 3 year earnings per share objective described in the long-term incentive section above. He also received an award of 80,000 stock options. These stock options were granted at 100% of fair market value on the grant date and vest at a rate of one-third per year over 3 years. The performance sensitivity of the stock options is reflected in the fact that options only produce income for the recipient if the Company's share price rises above the price of the stock on the date of grant. The combined stock option award, performance-based restricted stock award and time-vested restricted stock award (described in "Other Stock Based Compensation") are targeted at the market median for general industry and pipeline companies of comparable size, as measured by revenues. The CEO's targeted total direct compensation (including base salary, target annual incentives, and long-term incentives) is consistent with the median for the industry peers.

                                 SECTION 162(M)

     Section 162(m) of the Internal Revenue Code (the "Code") prevents publicly traded companies from receiving a tax deduction on nonperformance based compensation to executive officers in excess of $1 million. Under the Company's Incentive Equity Plan approved in 1994, all stock option awards have been structured to qualify as performance-based compensation which will not be subject to the $1 million limit. No further actions have been taken with regard to Section 162(m) at this time.

     The Compensation and Benefits Committee

                  Mr. Walter A. DeRoeck, Chairman
                  Mr. Joe E. Chenoweth
                  Mr. O. Holcombe Crosswell
                  Mr. Robert C. Hanna
                  Mr. W. Jeffrey Hart

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company at the end of 1996 as to whom the total annual salary and bonus for 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                    ----------------------------------   -------------------------------------------------
                                                                                AWARDS            PAYOUTS
                                                                OTHER    ---------------------   ----------
                                                               ANNUAL    RESTRICTED
                                                               COMPEN-     STOCK      OPTIONS/   LONG-TERM     ALL OTHER
             NAME AND                      SALARY      BONUS   SATION      AWARDS       SARS     INCENTIVE    COMPENSATION
        PRINCIPAL POSITION          YEAR     ($)      ($)(1)   ($)(2)      ($)(3)       (#)      PAYOUTS($)      ($)(4)
        ------------------          ----   -------    -------  -------   ----------   --------   ----------   ------------
T. Milton Honea...................  1996   194,577(5) 725,000  12,568     602,233(6)   80,000      197,685       50,700
Chairman & CEO,...................  1995   195,196    345,000   1,373     387,843      80,000            0       48,000
NorAm Energy Corp. ...............  1994   198,909    300,000   4,361     222,577      54,100            0       48,000
Charles M. Oglesby................  1996   375,000    285,000       0           0      34,000       17,748       32,100
President.........................  1995   281,250(7) 160,000       0     134,375      73,700            0       11,250
NorAm Trading & Transp. Group
Michael B. Bracy..................  1996   330,000    262,500       0           0      44,000       73,602       28,200
EVP & CFO,........................  1995   300,000    140,000     700           0      28,200            0       24,420
NorAm Energy Corp.................  1994   300,000    107,000   2,534           0      25,600            0       25,140
William A. Kellstrom..............  1996   275,004    191,500       0           0      27,000       43,065       23,400
SVP, Corp. Business Development...  1995   275,004    115,000     350           0      13,900            0       26,640
NorAm Energy Corp. ...............  1994   275,004     96,000   1,029           0      13,200            0       22,590
Hubert Gentry, Jr.................  1996   270,577    193,500       0           0      21,000       36,801       22,535
SVP, General Counsel and..........  1995   262,500    105,000     350           0      11,800            0       23,250
Secretary, NorAm Energy Corp......  1994   262,500    125,000   1,260           0      11,200            0       21,150

---------------

(1) Annual incentives for 1996 were paid 100% in cash. For 1995 and 1994, Mr. Honea received 100% of his annual incentive in shares of Company common stock net of the estimated tax and benefit liability, and the other Named Executives received 50% of their annual incentive in shares of Company common stock.

(2) The total value of executive perquisites and benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any Named Executive. The amounts shown for 1996 represent accumulated dividend payments on stock which became unrestricted during 1996.

(3) As of the end of Fiscal 1996, the aggregate restricted stock holdings of each Named Executive were as shown in the following table, using the 12/31/96 closing stock price of $15.50 and noting that these target grants are fully at risk and any payout will be earned over three-year performance cycles based on Company performance as previously described (except as described below):

                                                              SHARES        VALUE $
                                                              -------      ----------
     Honea..................................................  166,012      $2,573,186
     Oglesby................................................   73,450       1,138,475
     Bracy..................................................   55,301         857,166
     Kellstrom..............................................   30,300         469,650
     Gentry.................................................   24,575         380,913

     The shares and value for Mr. Honea include 20,028 restricted shares received in lieu of a portion of his base salary and 17,783 restricted shares received as competitive adjustment grants. Of the shares received in lieu of salary, 10,014 vested on January 1, 1997 and 10,014 vested on April 1, 1997. Of the competitive adjustment shares, 6,668 will vest during 1997, 6,666 will vest during 1998 and 4,449 will vest during 1999. The shares and value for Mr. Oglesby include 25,000 shares received as an employment incentive. These shares will vest on April 1, 1998. However, upon receipt of final regulatory approval for the proposed merger between NorAm Energy Corp. and Houston Industries, all the restricted shares shown above will vest and become unrestricted.

(4) Amount represents ESIP and ESIP Restoration Plan Company contributions.

(5) Represents withholding equal to the estimated tax and benefit liability for Mr. Honea's stock for salary arrangement.

(6) Represents value of shares received by Mr. Honea in lieu of a portion of his base salary and additional grants of 6,650 and 6,700 shares given to enhance the competitiveness of Mr. Honea's pay package. The shares received in lieu of a portion of base salary contain transferability restrictions lapsing 6 months following the grant date, and the two additional grants vest at a rate of one-third per year over three years.

(7) Represents salary paid since Mr. Oglesby's hire date of April 1, 1995.

EMPLOYMENT AGREEMENTS

     Since March of 1993, it has been the philosophy of the Company and the Board that employment agreements for officers are not generally essential to the employment and retention of management. However, the Company recognizes that special circumstances may exist that call for detailed agreements describing certain objectives that the Company wishes to achieve during a specified period of time.

SEVERANCE AGREEMENTS AND OTHER ARRANGEMENTS

     On July 10, 1996, the Company's Board of Directors authorized severance agreements with 15 executive officers and other key executives of the Company, including the Named Executives.

     The severance agreements provide that on the date of the last regulatory approval of a change in control (the NorAm/HI merger will constitute a change in control) all outstanding options will become immediately exercisable in full, restrictions on restricted shares will lapse and all opportunity shares granted for outstanding restricted stock performance cycles will be issued. The agreements further provide for the payment of certain benefits to the executive if a so-called "double trigger" exists, that is, that a change in control has occurred and, within three years following a change in control, the executive's employment is terminated, except in the case of termination by (i) death, (ii) permanent disability, (iii) NorAm or its successor company for cause (as defined in the agreements) or (iv) the executive for any reason other than those expressly set forth in the severance agreement (generally including an adverse change in the executive's status, authority or position; a reduction in the executive's aggregate pay or benefits; failure by a successor company to assume the obligations under the severance agreement; relocation of NorAm's principal executive offices or the executive's principal location of work by more than 25 miles; or the requirement that the executive travel away from his office 20% more than was required of the executive in any of the three full years immediately prior to the change in control).

     The benefits payable by NorAm or its successor under each severance agreement in the event of a qualifying termination following a change of control include (i) a lump-sum cash amount equal to 2.99 (2.00 in the case of Mr. Honea and one other executive) multiplied by the sum of (a) the executive's base salary (the highest rate in effect for any period prior to the termination date) plus (b) the annual bonus that would have been paid for the year in which the change in control occurred if the performance goals had been achieved at the maximum level, (ii) outplacement services, (iii) welfare benefits for a period of 36 months following termination of employment substantially similar to the benefits previously applicable to the executive, (iv) 36 months of additional service credit, treatment of the lump-sum severance payment as wages, and three additional years of deemed age for purposes of benefit accrual and eligibility for benefits under all benefit plans applicable to the executive, and (v) retiree welfare benefits for the executive's lifetime.

     The severance agreements provide for a "gross-up" payment if the executive is subject to excise taxes under Section 4999 of the Code (which relates to excess parachute payments under Section 280G of the Code). In addition, the severance agreements provide for the payment of accounting expenses related to any tax or severance agreement benefits for the executive and payment of legal fees incurred by the executive, if needed, to enforce his rights under the agreement. Performance of NorAm's obligation to pay legal fees under the severance agreements will be secured by a trust previously established by NorAm.

INCENTIVE EQUITY PLAN

     The Company currently maintains an Incentive Equity Plan (the "IEP") for key employees as determined by the Compensation Committee of the Board of Directors, including the Named Executives who are still employed by the Company. The IEP superseded and replaced the Company's Long Term Incentive Compensation Plan with respect to performance cycles beginning after December 31, 1993. The IEP provides for options to purchase shares of common stock, stock appreciation rights, restricted stock, opportunity shares, performance units and annual incentive awards.

     The following table shows, as to the Named Executives, information about restricted stock awards granted in the last fiscal year. As previously described, these grants are fully at risk and any payment will be earned over three-year performance cycles based on Company performance.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                LONG-TERM INCENTIVE PLANS -- IN LAST FISCAL YEAR

                                         NUMBER OF                           ESTIMATED FUTURE PAYOUTS
                                          SHARES,      PERFORMANCE OR   UNDER NON-STOCK PRICE BASED PLANS
                                           UNITS        OTHER PERIOD    ----------------------------------
                                          OR OTHER     UNTIL MATURA-     THRESHOLD     TARGET     MAXIMUM
                 NAME                   RIGHTS(#)(1)   TION OR PAYOUT       (#)         (#)         (#)
                 ----                   ------------   --------------   -----------   --------   ---------
T. Milton Honea.......................     38,000       01/01/96-          19,000       38,000     57,000
                                                        12/31/98
Charles M. Oglesby....................     11,500       01/01/96-           5,750       11,500     17,250
                                                        12/31/98
Michael B. Bracy......................     15,500       01/01/96-           7,750       15,500     23,250
                                                        12/31/98
William A. Kellstrom..................      9,400       01/01/96-           4,700        9,400     14,100
                                                        12/31/98
Hubert Gentry, Jr.....................      7,250       01/01/96-           3,625        7,250     10,875
                                                        12/31/98

---------------

(1) Under the Incentive Equity Plan, shares vest on the achievement of cumulative earnings per share over the performance cycle compared to a pre-set objective. Below the threshold performance level, 0% of the target shares are earned. No minimum payment is guaranteed. At threshold performance levels, 50% of the target shares are earned. At maximum performance levels, 150% of the target shares are earned. In the event of a change of control, 150% of the target shares are earned.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS

     As indicated above, the Incentive Equity Plan provides for grants of stock options, and/or stock appreciation rights. The following table summarizes option grants during 1996 for the Named Executives.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                             POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF    % OF TOTAL                            ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES    OPTIONS     EXERCISE                 PRICE APPRECIATION FOR OPTION
                          UNDERLYING   GRANTED TO     PRICE                            TERM (1)
                           OPTIONS     EMPLOYEES       PER      EXPIRATION   -----------------------------
          NAME             GRANTED      IN 1996     SHARE ($)      DATE           5%             10%
          ----            ----------   ----------   ---------   ----------   ------------   --------------
T. Milton Honea.........    80,000       13.8%       $8.625       01/09/06    $434,700.00    $1,097,100.00
Charles M. Oglesby......    34,000        5.9%       $8.625       01/09/06    $184,747.50    $  466,267.50
Michael B. Bracy........    44,000        7.6%       $8.625       01/09/06    $239,085.00    $  603,405.00
William A. Kellstrom....    27,000        4.7%       $8.625       01/09/06    $146,711.25    $  370,271.25
Hubert Gentry, Jr. .....    21,000        3.6%       $8.625       01/09/06    $114,108.75    $  287,988.75

---------------

(1) Calculation based on the stock option exercise price over a ten-year period assuming annual compounding. The columns present an estimate of potential values based on certain mathematical assumptions. The actual value, if any, an executive may realize is dependent upon the market price.

     The following table shows aggregate option and/or stock appreciation rights exercised in the last fiscal year and fiscal year-end option and/or stock appreciation rights "in the money" values for the Named Executives.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                                                    NUMBER OF      VALUE OF UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                   OPTION/SARS         OPTION/SARS
                                       SHARES                     AT FY-END(#)         AT FY-END($)
                                      ACQUIRED        VALUE       EXERCISABLE/         EXERCISABLE/
                NAME                 ON EXERCISE   REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
                ----                 -----------   -----------   ---------------   --------------------
T. Milton Honea.....................      0             0        60,731/ 153,369   $576,161/ $1,269,489
Charles M. Oglesby..................      0             0        26,983/  80,717   $273,203/ $  706,760
Michael B. Bracy....................      0             0        26,466/  71,334   $249,944/ $  572,006
William A. Kellstrom................      0             0        88,433/  40,667   $384,188/ $  320,212
Hubert Gentry, Jr...................      0             0        11,399/  32,601   $107,507/ $  258,618

---------------

RETIREMENT PLANS

     The Company has a defined benefit retirement plan (the "Retirement Plan"), covering all full time employees of the Company (except employees of the Minnegasco Division of the Company). A participant becomes fully vested after completing five years of active service with the Company, and the Retirement Plan also provides disability and spousal death benefits. Benefits are based on final average monthly compensation and the participant's years of service. The formula uses final average monthly compensation based on the highest monthly compensation during a 36 consecutive calendar month period within the last 120 calendar months. When an employee is paid on other than a monthly basis, pay for the appropriate number of pay periods is used to reflect 36, 60 or 120 months as applicable.

     The following table shows the estimated maximum annual benefits payable upon retirement to persons in specified salary and bonus levels and years of credited service classifications:

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

            AVERAGE                                     YEARS OF SERVICE
             PLAN                ---------------------------------------------------------------
         COMPENSATION               10         15         20         25         30         35
-------------------------------  --------   --------   --------   --------   --------   --------
 $100,000......................   $21,025   $ 31,538   $ 42,050   $ 42,925   $ 51,510   $ 60,095
  200,000......................    46,025     69,038     92,050     92,050    108,267    126,312
  300,000......................    71,025    106,538    142,050    142,050    165,267    192,812
  400,000......................    96,025    144,038    192,050    192,050    222,267    259,312
  500,000......................   121,025    181,538    242,050    242,050    279,267    325,812
  600,000......................   146,025    219,038    292,050    292,050    336,267    392,312
  700,000......................   171,025    256,538    342,050    342,050    393,267    458,812
  800,000......................   196,025    294,038    392,050    392,050    450,267    525,312

     The compensation covered by the Retirement Plan consists of salaries and bonuses paid to Retirement Plan participants, including salaries and bonuses set forth in the Summary Compensation Table. The Named Executives have credited years of service under the Retirement Plan as follows: Mr. Honea 12, Mr. Bracy, 12, Mr. Gentry, 18, Mr. Kellstrom, 4 and Mr. Oglesby, 2. All amounts shown in the table reflect the general method of payment of benefits, which is a straight life annuity. The benefits shown reflect reductions, where applicable, for Social Security benefits or other offsetting amounts.

     Currently, Code Sections 401(a)(17) and 415 contain rules that limit the amounts payable from the Retirement Plan. The Company maintains an unfunded non-qualified retirement income plan (the "Retirement Restoration Plan") to offset these limitations. The Retirement Restoration Plan provides that the Company will pay a participant in the Retirement Plan the difference between the amount paid and that which would have been paid to the participant under the Retirement Plan if the Code limitations had not been applicable.

     The Company also maintains a Non-qualified Unfunded Executive Supplemental Income Retirement Plan for certain key employees as designated by the Board of Directors. Participation in this plan was frozen on May 11, 1985 to employees participating as of April 11, 1985. The annual base salary amount used to determine the benefit payable from this plan was frozen as of May 11, 1985, or the date the participating individual's agreement was signed, whichever was later. A participant whose employment is terminated at age 65 or thereafter, with a minimum 10 years of service will receive benefits equal to five times his final annual compensation at May 11, 1985, plus interest. A participant whose employment is terminated prior to age 65, but after 10 years of service, is entitled to receive reduced benefits which are payable beginning not earlier than age 55. This plan also provides for payment of similar benefits to the participant's beneficiaries in event of the participant's death. The estimated annual benefit payable upon retirement at normal retirement age for Mr. Honea is $108,250 and $115,467 for Mr. Bracy. This benefit is paid for the ten year period following retirement. The other Named Executives do not participate in this plan.

     The Minnegasco Division and certain subsidiaries of the Company related to Minnegasco operations, maintain a defined benefit pension plan for eligible employees. None of the Named Executives are covered by the Minnegasco Pension Plan. Benefits under this plan are determined on the basis of an employee's years of service, highest average compensation paid during a 60-month period prior to retirement and other factors. Compensation used for the benefit determination does not include incentive compensation payments or deferrals to non-qualified plans.

                               PERFORMANCE GRAPH

     In accordance with the requirements of the SEC, the following line graph presents a comparison of the cumulative five-year stockholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor's 500 Stock Index and an index of peer companies selected by the Company. These peer companies are identified below.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*
      AMONG NORAM ENERGY CORP., S&P 500 INDEX AND A COMPOSITE PEER GROUP**

        MEASUREMENT PERIOD            NORAM ENERGY
      (FISCAL YEAR COVERED)               CORP.          S&P 500 INDEX       PEER GROUP
1991                                              100                100                100
1992                                            71.45             107.62             113.99
1993                                            68.35             118.46             141.16
1994                                            48.67             120.03             138.11
1995                                            83.77             165.13             193.32
1996                                           149.79             203.05             253.17

 * Assumes $100 invested on December 31, 1990 in the common stock of the Company, the S&P 500 Index and the Composite Peer Group. Investment is weighted on the basis of market capitalization. Total Return data assumes the reinvestment of dividends and was prepared by Standard & Poor's Compustat Services.

** The peer group includes the following companies: AGL Resources Inc. (formerly Atlanta Gas Light Co.), Brooklyn Union Gas Co., Coastal Corp., Columbia Gas System, Energen Corp., Enron Corp., Enserch Corp., KN Energy Inc., MCN Corp., Nicor Inc., Oneok, Inc., Pacific Enterprises, Pan Energy (formerly Panhandle Eastern Corp.), Peoples Energy Corp., Sonat Inc., Transco Energy Co., Washington Gas Light Co., and Williams Cos. Inc. Note that Transco Energy was only included in the composite peer group index returns through calendar year 1994 since the company was acquired in 1995.

                COMPARISON OF TWO YEAR CUMULATIVE TOTAL RETURNS*
      AMONG NORAM ENERGY CORP., S&P 500 INDEX AND A COMPOSITE PEER GROUP**

        MEASUREMENT PERIOD            NORAM ENERGY
      (FISCAL YEAR COVERED)               CORP.          S&P 500 INDEX       PEER GROUP
12/31/94                                          100                100                100
12/31/95                                          172                138                140
12/31/96                                          308                169                183

 * Assumes $100 invested on December 31, 1994 in the common stock of the Company, the S&P 500 Index and the Composite Peer Group. Investment is weighted on the basis of market capitalization. Total return data assumes the reinvestment of dividends and was prepared by Standard & Poor's Compustat Services.

** The peer group includes the following companies: AGL Resources Inc. (formerly Atlanta Gas Light Co.), Brooklyn Union Gas Co., Coastal Corp., Columbia Gas System, Energen Corp., Enron Corp., Enserch Corp., KN Energy Inc., MCN Corp., Nicor Inc., Oneok Inc., Pacific Enterprises, Pan Energy (formerly Panhandle Eastern Corp.), Peoples Energy Corp., Sonat Inc., Washington Gas Light Co., and Williams Cos. Inc. Note that Transco Energy is not included in the composite peer group since the company was acquired in 1995.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent public accountants, were the principal accountants for the Company for 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's principal executive offices, P.O. Box 2628, Houston, Texas 77252, by December 10, 1997, for inclusion in the proxy materials relating to the 1998 annual meeting of stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters to come before the Annual Meeting. If any other matters do properly come before the meeting, it is the intention of the persons appointed in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters unless such authority is specifically withheld.

                                            By Order of the Board of Directors

                                            HUBERT GENTRY, JR.
                                            Secretary

Houston, Texas
April 9, 1997

                               NORAM ENERGY CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Milton Honea, Michael B. Bracy and Hubert Gentry Jr., and each of them Proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of NorAm Energy Corp., held of record by the undersigned on March 25, 1997, at the Annual Meeting of Stockholders to be held in Houston, Texas on Tuesday, May 13, 1997 and at all adjournments thereof, with all powers the undersigned would possess if personally present. IF NO DIRECTION IS MADE AS TO VOTING, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. This card also constitutes voting instructions for all shares (if any) votable by the undersigned as a participant in the Minnegasco Employee Retirement Savings Plan and the NorAm Employee Savings and Investment Plan and held of record by the trustees of each plan and as a participant in the NorAm Direct Stock Purchase and Dividend Reinvestment Plan and held of record by the administrator of the plan. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

                              FOLD AND DETACH HERE

[X] VOTE AS IN THIS
    EXAMPLE.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed (including, if necessary, cumulative voting).

                FOR     WITHHELD
1. ELECTION OF  [ ]       [ ]      Michael B. Bracy, Joe E. Chenoweth,
   DIRECTORS                       O. Holcombe Crosswell, Walter A. DeRoeck,
                                   Mickey P. Foret, Joseph M. Grant, Robert C.
                                   Hanna, W. Jeffrey Hart, T. Milton Honea,
                                   Weldon H. Johnson, Myra Jones, Bruce W.
                                   Wilkinson

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the box above.


                                       Please sign exactly as name appears
                                       hereon. When shares are held by Joint
                                       Tenants, both should sign, and when
                                       signing as attorney, as executor, as
                                       administrator, trustee, or guardian,
                                       please give full title as such. If held
                                       by a corporation, please sign in the
                                       full corporate name by the President or
                                       other authorized officer. If held by a
                                       partnership, please sign in the
                                       partnership name by an authorized
                                       person.


                                       --------------------------------------

                                       --------------------------------------
                                          Signature(s)                Date

                              FOLD AND DETACH HERE


The above proxy card represents votable shares held of record and registered directly to the above named Stockholder and all votable shares, if any, owned beneficially by the above named Stockholder as a participant in the NorAm Direct Stock Purchase and Dividend Reinvestment Plan, the Minnegasco Employee Retirement Savings Plan and/or the NorAm Employee Savings and Investment Plan.